                                    EXHIBIT 8

                    LIST OF EXECUTIVE OFFICERS AND DIRECTORS
                       OF CAPITAL INTERNATIONAL CDPQ INC.


DIRECTORS                 BUSINESS ADDRESS                              PRINCIPAL OCCUPATION
Henri-Paul Rousseau       Caisse de depot et placement du Quebec        Chairman and Chief Executive
                          1981, avenue McGill College                   Officer
                          Montreal (Quebec) Canada H3A 3C7

Jean-Claude Bachand       Fraser Milner Casgrain                        Lawyer
                          1, Place Ville-Marie
                          Bureau 3900
                          Montreal (Quebec) Canada H3B 4M7

Gretta Chambers           353, avenue Clarke
                          Westmount (Quebec) Canada H3B 4M7

Fernand Perreault         Caisse de depot et placement du Quebec        Senior Vice-president, CDP Group
                          1981, avenue McGill College                   - President, CDP Real Estate
                          Montreal (Quebec) Canada H3A 3C7

Claude Seguin             Caisse de depot et placement du Quebec        President, CDP Private Equity and
                          1981, avenue McGill College                   Executive Vice-President, CDP
                          Montreal (Quebec) Canada H3A 3C7              group

Louis Roquet              Societe des alcools du Quebec                 President and Chief Executive
                          905, Delorimier                               Officer
                          Montreal (Quebec) Canada H2K 3V9

                                    EXHIBIT 8

                    LIST OF EXECUTIVE OFFICERS AND DIRECTORS
                       OF CAPITAL INTERNATIONAL CDPQ INC.


OFFICERS                  BUSINESS ADDRESS                              PRINCIPAL OCCUPATION
Claude Seguin             Capital International CDPQ inc.               Chairman of the Board
                          1981, avenue McGill College
                          Montreal (Quebec) Canada H3A 3C7

Serge L. Desjardins       Capital International CDPQ inc.               Vice-President
                          1981, avenue McGill College
                          Montreal (Quebec) Canada H3A 3C7

Bertrand Lauzon           Capital International CDPQ inc.               Vice-President, Finance and Control
                          1981, avenue McGill College
                          Montreal (Quebec) Canada H3A 3C7

Ginette Depelteau         Capital International CDPQ inc.               Corporate Secretary
                          1981, avenue McGill College
                          Montreal (Quebec) Canada H3A 3C7

Jasmine Hinse             Capital International CDPQ inc.               Assistant Corporate Secretary
                          1981, avenue McGill College
                          Montreal (Quebec) Canada H3A 3C7